Exhibit 10.64

LOAN AMENDMENT AND EXTENSION AGREEMENT

This Loan Amendment and Extension Agreement (this “Agreement”), dated as of March 14, 2014, 2014, is entered into by and among Location Based Technologies, Inc., a Nevada corporation (“Borrower”) and David Michael Morse, Jr. (“Lender”).

RECITALS:

WHEREAS, the Lender provided services to the Borrower and the Borrower was at certain times unable to pay for that service.

WHEREAS, the amounts owed for the unpaid services were classified as “deferred compensation”.

WHEREAS, the Lender chose to convert the amount owed for the unpaid services from deferred compensation into loans under promissory notes.

WHEREAS, under these promissory notes, the Lender has loaned the following amounts (collectively, “Principal Amount”) to the Borrower:

(a)	Thirty-Seven Thousand Five Hundred Dollars ($37,500) as evidenced by a Promissory Note Agreement dated March 13, 2013 with an original maturity date of March 13, 2014; and

(b)	Nine Thousand Three Hundred Seventy Five Dollars ($9,375) as evidenced by a Promissory Note Agreement dated June 1, 2013 with an original maturity date stated as “due upon demand by Lender”; and

(c)	Fifteen Thousand Dollars ($15,000) as evidenced by a Promissory Note Agreement dated September 1, 2013 with an original maturity date stated as “due upon demand by Lender”; and

(d)

Twenty-One Thousand Eight Hundred and Seventy-Five Dollars ($21,875), which under the terms stated below shall be added to the Principal Sum owed under the Promissory Note Agreement dated September 1, 2013; and

WHEREAS, the Borrower and Lender wish to combine the obligations under the above-referenced Promissory Note Agreements into a single agreement; and

WHEREAS, the Borrower and Lender wish to amend the above-referenced Promissory Note Agreements to include additional terms regarding extension; and

WHEREAS, the Borrower and Lender agree to amend the terms of the above-referenced Promissory Note Agreements in accordance with the provisions hereof.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

FOR VALUE RECEIVED, the undersigned, Location Based Technologies Inc. (referred to herein as the “Borrower”), hereby unconditionally promises to pay to the Lender in lawful money of the United States at such other address as the Lender may from time to time designate, the sum of Eighty-Three Thousand Seven Hundred and Fifty Dollars ($83,750) (the, “New Principal Sum”), which represents the combined amounts of the promissory notes dated March 13, 2013, June 1, 2013, September 1, 2013, and the recently incurred sum of Twenty-One Thousand Eight Hundred and Seventy-Five Dollars ($21,875). This amount of Twenty-One Thousand Eight Hundred and Seventy-Five Dollars ($21,875) shall be added to the Principal Sum owed under the Promissory Note Agreement dated September 1, 2013 and subject to the terms and conditions stated herein. These Promissory Note Agreements shall be collectively referred to as “Note” and shall be subject to the terms and conditions as stated below. Should any conflict between the original Note and this Agreement arise, this Agreement shall govern.

1.

Terms of Repayment and Prepayment. Principal of and interest on this Note shall be due upon demand by Lender. In additional Borrower reserves the right to prepay this Note (in full or in part) at any time.

2.

Interest Rate. This Note shall accrue interest on the principal at a rate of Five Percent (5%) per annum (the “Interest Rate”). All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.

Conversion. At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Lender. The Lender shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.10. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events. The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period, freely tradable. The Lender shall receive the stock certificate(s) within ten (10) business days following the date of conversion

4.

Piggyback Registration Rights. If at any time after the execution of this Note there is not an effective registration statement covering all of the Conversion Shares and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Borrower shall send to the Lender written notice of such determination and, if within fifteen calendar days after receipt of such notice, the Lender shall so request in writing, the Borrower shall include in such registration statement all or any part of the Conversion Shares such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any cutbacks in accordance with guidance provided by the Securities and Exchange Commission (including, but not limited to, Rule 415). The obligations of the Borrower under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 4. The holders whose Conversion Shares and Warrant Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. All expenses incurred by the Borrower in complying with Section 4, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Borrower, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called "Selling Expenses." The Borrower will pay all Registration Expenses and Selling Expenses in connection with the registration statement under Section 4.

5.

Extension Fee. In consideration for offering this extension, the Lender shall receive shares of restricted common stock to be calculated as two (2) shares for every $1.00 owed at the execution of this Agreement and shall also receive additional restricted common stock, calculated as stated under this Section 5, every six (6) months thereafter until all sums owed by Borrower are paid in full.

6.

Events of Default. Default in the payment of the principal or unpaid accrued interest of this Note when due and payable shall be deemed an event of default. If any of the events of default specified in this Section 6 shall occur, Lender may, so long as such condition persists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Borrower, and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice. Lender may exercise collateral as payment in full for said Note by placing a written request to LBAS transfer agent (www.broadridge.com) for ownership change upon default.

7.

Successors and Assigns: Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Lender may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Borrower.

8.	Taxes. All income shall be subject to withholding for federal, state and local income tax. The Parties agree to abide by all applicable tax laws upon the repayment of the New Principal Sum.

9.

Governing Law. This Agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California. Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

10.

Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Borrower then at its principal place of business, or if addressed to the Lender, then the last known address on file with the Borrower, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

If to the Borrower:	Location Based Tech Inc

49 Discovery Suite 260 Irvine, CA 92618 Facsimile Number: (714) 200-0287 E-mail: dave@pocketfinder.com

If to Lender:	Dave Michael Morse

11.	Heading; References. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

12.

Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Lender and supersedes all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Borrower or any of its officers, employees or agents.

13.

Full Force and Effect.  Except as otherwise expressly provided herein, the Note shall remain in full force and effect.  Except for any waivers and modifications contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Lender or the Borrower under the Note, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Note nor a waiver or modification of any subsequent default or breach of any obligation of the Borrower or of any subsequent right of the Lender.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of March 14, 2014.

The “Borrower”

LOCATION BASED TECHNOLOGIES, INC.

David M. Morse CEO & Co-President

The “Lender”

David Michael Morse, Jr.